UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 17, 2021

(Date of earliest event reported)

IDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3100 Sanders Road, Suite 301

Northbrook, Illinois 60062

(Address of principal executive offices, including zip code)

(847) 498-7070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	IEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 17, 2021, IDEX Corporation (the “Company”) entered into an Underwriting Agreement, dated as of May 17, 2021, with J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell $500.0 million in aggregate principal amount of its 2.625% Senior Notes due 2031 (the “Notes”) to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The offering of the Notes is expected to close on May 28, 2021 (the “Closing Date”), subject to customary closing conditions.

The offering of the Notes is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-237847) filed on April 27, 2020 and related prospectus supplement filed with the Securities and Exchange Commission on May 17, 2021. The Notes will be issued under an Indenture, dated as of December 6, 2010, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a Fourth Supplemental Indenture, to be dated as of the Closing Date, between the Company and the Trustee.

The Company intends to use the net proceeds from the offering to redeem and repay all $350.0 million aggregate principal amount outstanding of its 4.200% Senior Notes due December 15, 2021 (the “2021 Notes”) and related accrued interest and redemption premiums, and the balance of the net proceeds will be used for general corporate purposes.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters party to the Underwriting Agreement against certain liabilities arising out of or in connection with sale of the Notes, and for customary contribution provisions in respect of those liabilities. Certain of the Underwriters or certain of their respective affiliates are holders of the 2021 Notes and, as such, may receive a portion of the net proceeds from the offering and sale of the Notes. From time to time in the ordinary course of their respective businesses, certain of the Underwriters and certain of their respective affiliates have engaged, or may in the future engage, in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with the Company and its affiliates for which they have received, or will receive, customary fees and commissions.

The foregoing description of some of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On May 17, 2021, the Company provided notice of its election to redeem, on June 16, 2021 (the “Redemption Date”), all $350.0 million aggregate principal amount outstanding of the 2021 Notes, at a redemption price of 100% of the face amount of the 2021 Notes, plus a “make-whole” premium and accrued and unpaid interest to the Redemption Date. The Company’s obligation to complete the redemption of the 2021 Notes on the Redemption Date is not subject to any condition precedent. This Current Report on Form 8-K does not constitute a notice of redemption of the 2021 Notes.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Document Description

1.1	Underwriting Agreement, dated as of May 17, 2021, by and among IDEX Corporation and J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION

By:	/s/ William K. Grogan
Name:	William K. Grogan
Title:	Senior Vice President and Chief Financial Officer

Date: May 18, 2021

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